Exhibit 99.1

FOR IMMEDIATE RELEASE JANUARY 28, 2025	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

FINWARD BANCORP
ANNOUNCES EARNINGS FOR THE QUARTER AND TWELVE MONTHS ENDED
DECEMBER 31, 2024

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $12.1 million, or $2.84 per diluted share, for the twelve months ended December 31, 2024, as compared to $8.4 million, or $1.96 per diluted share, for the corresponding prior year period. For the three months ended December 31, 2024, the Bancorp’s net income totaled $2.1 million, or $0.49 per diluted share, as compared to $606 thousand, or $0.14 per diluted share, for the three months ended September 30, 2024, and as compared to $1.5 million, or $0.35 per diluted share, for the three months ended December 31, 2023. Selected performance metrics are as follows for the periods presented:

“The Bank ended the year with continued improvement in its overall positioning and increased momentum for 2025,” said Benjamin Bochnowski, chief executive officer. “We improved regulatory capital throughout the year through balance sheet management and earnings and had the benefit of one-time income including our sale leaseback transaction early in the year and a gain on a long-held tax credit investment this past quarter. Net interest margin improved throughout 2024 as expected, based on our earning asset position and reduced funding costs driven by recent Federal Reserve interest rate policy,” he continued. “The Bank charged off a small number of commercial business loans in the 4th quarter, and management will continue to actively manage credit quality,” he concluded.

Highlights of the current period include:

●
Net Interest Margin - The net interest margin for the three months ended December 31, 2024, was 2.65%, compared to 2.51% for the three months ended September 30, 2024. The tax-adjusted net interest margin (a non-GAAP measure) for the three months ended December 31, 2024, was 2.79%, compared to 2.66% for the three months ended September 30, 2024. The net interest margin for the twelve months ended December 31, 2024, was 2.54%, compared to 2.83% for the twelve months ended December 31, 2023. The tax-adjusted net interest margin (a non-GAAP measure) for the twelve months ended December 31, 2024, was 2.68%, compared to 2.98% for the twelve months ended December 31, 2023. The increased net interest margin for the three months ended December 31, 2024 compared to September 30, 2024 is primarily the result of increased yields on the Bank’s loan portfolio, combined with reduced deposit and borrowing costs as a result of the Federal Reserve’s continued reduction of federal funds rates during the quarter. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin.

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Funding - As of December 31, 2024, deposits totaled $1.8 billion, an increase of $11.8 million or 0.7%, compared to September 30, 2024. As of December 31, 2024, non-interest-bearing deposits totaled $263.3 million, a decrease of $21.8 million or 7.7%, compared to September 30, 2024. Core deposits totaled $1.2 billion at both December 31, 2024, and September 30, 2024. Core deposits include checking, savings, and money market accounts and represented 68.2% of the Bancorp’s total deposits at December 31, 2024. As of December 31, 2024, balances for certificates of deposit totaled $560.3 million, compared to $562.2 million on September 30, 2024, a decrease of $2.0 million or 0.4%. The increase in total portfolio deposits is primarily related to cyclical flows and continued adjustments to deposit pricing. The decrease in non-interest-bearing deposits is primarily attributable to regular outflow of business-related checking deposits at year-end which tend to return in subsequent periods. In addition, as of December 31, 2024, borrowings and repurchase agreements totaled $105.0 million, a decrease of $22.9 million or 17.9%, compared to September 30, 2024. The decrease in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities.

As of December 31, 2024, 72% of our deposits are fully FDIC insured, and another 9% are further backed by the Indiana Public Deposit Insurance Fund. The Bancorp’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, contractual loan repayments, and access to diversified borrowing sources. As of December 31, 2024, the Bancorp had available liquidity of $687 million including borrowing capacity from the FHLB and Federal Reserve facilities.

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Securities Portfolio - Securities available for sale balances decreased by $16.5 million to $333.6 million as of December 31, 2024, compared to $350.0 million as of September 30, 2024.  The decrease in securities available for sale was due to a combination of portfolio runoff and an increase of accumulated other comprehensive loss ("AOCL"). AOCL was $58.1 million as of December 31, 2024, compared to $48.2 million on September 30, 2024, a decline of $9.8 million, or 20.4%. The yield on the securities portfolio decreased to 2.34% for the three months ended December 31, 2024, down from 2.37% for the three months ended September 30, 2024. Management did not execute any securities sale transactions during the quarter but will continue to monitor the securities portfolio for additional restructuring opportunities.

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Lending - The Bank’s aggregate loan portfolio totaled $1.5 billion on both December 31, 2024, and September 30, 2024. During the three months ended December 31, 2024, the Bank originated $59.2 million in new commercial loans, compared to $70.4 million during the three months ended September 30, 2024, and $47.5 million during the three months ended December 31, 2023. The loan portfolio represents 79.3% of earning assets and is comprised of 63.0% commercial-related credits. At December 31, 2024, the Bancorp’s portfolio loan balances in commercial real estate owner occupied properties totaled $246.6 million or 16.3% of total loan balances and commercial real estate non-owner-occupied properties totaled $305.1 million or 20.2% of total loan balances. Of the $305.1 million in commercial real estate non-owner-occupied properties balances, loans collateralized by office buildings represented $38.5 million or 2.5% of total loan balances.

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Gain on Sale of Loans - Gains from the sale of loans totaled $1.1 million for both the twelve months ended December 31, 2024, and 2023. During the twelve months ended December 31, 2024, the Bank originated $36.8 million in new fixed rate mortgage loans for sale, compared to $38.0 million during the twelve months ended December 31, 2023. During the twelve months ended December 31, 2024, the Bank originated $27.4 million in new 1-4 family loans retained in its portfolio, compared to $41.6 million during the twelve months ended December 31, 2023. Total 1-4 family originations for the quarter ended December 31, 2024, totaled $25.4 million, an increase of $5.3 million compared to $20.1 million for the quarter ended September 30, 2024. The retained loans are primarily construction loans and adjustable-rate loans with a fixed-rate period of 7 years or less. The Bank continues to sell longer-duration fixed rate mortgages into the secondary market.

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Gain on Tax Credit Investment - During the three months ended December 31, 2024, the Bank successfully concluded a long term, non-controlling interest in a partnership established to facilitate tax credit investments. Upon the termination of the partnership, the Bank recognized a one-time gain of $1.2 million recognized through noninterest income. The proceeds from the dissolution of this tax credit investment will contribute to the Bank’s financial position, thereby supporting ongoing strategic initiatives and operational priorities.

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Asset Quality - At December 31, 2024, non-performing loans totaled $13.7 million, compared to $13.8 million at September 30, 2024, a decrease of $68 thousand or 0.5%. The Bank’s ratio of non-performing loans to total loans was 0.91% at December 31, 2024, compared to 0.92% at September 30, 2024. The Bank’s ratio of non-performing assets to total assets was 0.74% at December 31, 2024, compared to 0.73% at September 30, 2024. Management maintains a vigilant oversight of nonperforming loans through proactive relationship management.

The allowance for credit losses (ACL) on loans totaled $16.9 million at December 31, 2024, or 1.12% of total loans receivable, compared to $18.5 million at September 30, 2024, or 1.23% of total loans receivable, a decrease of $1.6 million or 8.7% and is considered adequate by management. The Bank’s unused commitment reserve, included in other liabilities, totaled $2.7 million at December 31, 2024, compared to $3.9 million at September 30, 2024, a decrease of $1.2 million or 30%.

For the quarter ended December 31, 2024, the Bank recorded a net negative provision for credit loss expense totaling $579 thousand based on a decline in individually assessed loans balances, historical loss rate updates, migration of loan and unfunded commitment segment balances, and other factors within the Bank’s ACL modeling. The fourth quarter’s provision expense consisted of a $597 thousand provision for credit losses on loans, and a $1.2 million reversal of provision for credit losses on unused commitments. The decrease in the Bank’s unused commitment reserve was primarily due to reduced unused commitment balances and other factors. For the quarter ended December 31, 2024, net charge-offs, totaled $2.2 million. Most of these charge-offs involved a small number of commercial or multifamily-related loans which were previously monitored and had specific allocations toward individual impairment or contributed to higher expected loss rates within the Bank’s prior ACL balance. For the quarter ended September 30, 2024, the Bank recorded no provision expense and recoveries, net of charge-offs, totaled $186 thousand. The ACL as a percentage of non-performing loans, or coverage ratio, was 123.1% at December 31, 2024 compared to 134.1% at September 30, 2024.

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Operating Expenses - Non-interest expense as a percentage of average assets was 2.75% for the quarter ended December 31, 2024, as compared to 2.80% for the quarter ended September 30, 2024. Decreases in non-interest expenses quarter over quarter were primarily attributable to reduced compensation and benefit expenses, and lower occupancy and equipment expenses. The Bank remains focused on identifying additional operating efficiencies and third-party expense reductions. Compensation and benefits expense is up 0.3% for the twelve months ended December 31, 2024, compared to December 31, 2023.

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Capital Adequacy - As of December 31, 2024, the Bank’s tier 1 capital to adjusted average assets ratio was 8.46%, an improvement of 0.08% compared to 8.38% at September 30, 2024. The Bank’s capital continues to exceed all applicable regulatory capital requirements as set forth in 12 C.F.R. § 324. The Bancorp’s tangible book value per share was $29.48 at December 31, 2024, down from $31.28 as of September 30, 2024 (a non-GAAP measure). Tangible common equity to total assets was 6.17% at December 31, 2024, down from 6.51% as of September 30, 2024 (a non-GAAP measure). Excluding accumulated other comprehensive losses, tangible book value per share increased to $42.94 as of December 31, 2024, from $42.47 as of September 30, 2024 (a non-GAAP measure). See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for other accumulated comprehensive losses, tangible common equity as a percentage of total assets, and tangible common equity as a percentage of total assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

Disclosures Regarding Non-GAAP Financial Measures
Reported amounts are presented in accordance with GAAP. In this press release, the Bancorp also provides certain financial measures identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of tangible common equity, tangible common equity adjusted for accumulated other comprehensive losses, tangible book value per share, tangible book value per share adjusted for accumulated other comprehensive losses, tangible common equity/total assets, tax-adjusted net interest margin, and efficiency ratio, which can vary from period to period, provides a better comparison of period to period operating performance. The adjusted net interest income and tax-adjusted net interest margin measures recognize the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp
Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; the aggregate effects of inflation experienced in recent years; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Quarter Ended
(Dollars in thousands)
(unaudited)

	Average Balances, Interest, and Rates									
	December 31, 2024					September 30, 2024				
	Average Balance		Interest		Rate (%)	Average Balance		Interest		Rate (%)
ASSETS										
Interest bearing deposits in other financial institutions	$	50,271	$	650	5.17	$	54,084	$	665	4.92
Federal funds sold		891		9	4.04		682		9	5.28
Securities available-for-sale		343,411		2,011	2.34		342,451		2,031	2.37
Loans receivable		1,504,233		19,802	5.27		1,506,967		19,660	5.22
Federal Home Loan Bank stock		6,547		123	7.51		6,547		107	6.54
Total interest earning assets		1,905,353	$	22,595	4.74		1,910,731	$	22,472	4.70
Cash and non-interest bearing deposits in other financial institutions		27,360					22,478			
Allowance for credit losses		(18,110)					(18,482)			
Other noninterest bearing assets		154,707					155,997			
Total assets	$	2,069,310				$	2,070,724			
LIABILITIES AND STOCKHOLDERS' EQUITY										
Interest-bearing deposits	$	1,465,198	$	8,811	2.41	$	1,451,414	$	8,946	2.47
Repurchase agreements		43,372		396	3.65		43,074		435	4.04
Borrowed funds		72,536		781	4.31		95,224		1,085	4.56
Total interest bearing liabilities		1,581,106	$	9,988	2.53		1,589,712	$	10,466	2.63
Non-interest bearing deposits		289,467					287,507			
Other noninterest bearing liabilities		42,944					41,696			
Total liabilities		1,913,517					1,918,915			
Total stockholders' equity		155,793					151,809			
Total liabilities and stockholders' equity	$	2,069,310				$	2,070,724			
Net interest income			$	12,607				$	12,006	
Return on average assets		0.41%					0.12%			
Return on average equity		5.39%					1.60%			
Net interest margin (average earning assets)		2.65%					2.51%			
Net interest margin (average earning assets) - tax equivalent		2.79%					2.66%			
Net interest spread		2.21%					2.07%			
Ratio of interest-earning assets to interest-bearing liabilities		1.21x					1.20x

Year-to-Date
(Dollars in thousands)
(unaudited)

	Average Balances, Interest, and Rates					
	December 31, 2024			September 30, 2024		
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS						
Interest bearing deposits in other financial institutions	$ 51,202	$ 2,967	5.79	$ 61,107	$ 2,317	5.06
Federal funds sold	912	38	4.17	919	29	4.21
Securities available-for-sale	347,048	8,250	2.38	348,269	6,239	2.39
Loans receivable	1,504,206	77,515	5.15	1,504,197	57,713	5.12
Federal Home Loan Bank stock	6,547	408	6.23	6,547	285	5.80
Total interest earning assets	1,909,915	$ 89,178	4.67	1,921,039	$ 66,583	4.62
Cash and non-interest bearing deposits in other financial institutions	28,730			19,598		
Allowance for credit losses	(18,529)			(18,670)		
Other noninterest bearing assets	155,251			155,433		
Total assets	$ 2,075,367			$ 2,077,400		
LIABILITIES AND STOCKHOLDERS' EQUITY						
Interest-bearing deposits	$ 1,462,039	$ 35,161	2.40	$ 1,464,682	$ 26,350	2.40
Repurchase agreements	41,506	1,600	3.85	40,879	1,204	3.93
Borrowed funds	85,927	3,970	4.62	90,423	3,189	4.70
Total interest bearing liabilities	1,589,472	$ 40,731	2.56	1,595,984	$ 30,743	2.57
Non-interest bearing deposits	293,508			291,161		
Other noninterest bearing liabilities	41,893			41,540		
Total liabilities	1,924,873			1,928,685		
Total stockholders' equity	150,494			148,715		
Total liabilities and stockholders' equity	$ 2,075,367			$ 2,077,400		
Net interest income		$ 48,447			$ 35,840	
Return on average assets	0.58%			0.64%		
Return on average equity	8.06%			4.50%		
Net interest margin (average earning assets)	2.54%			2.49%		
Net interest margin (average earning assets) - tax equivalent	2.68%			2.63%		
Net interest spread	2.11%			2.05%		
Ratio of interest-earning assets to interest-bearing liabilities	1.20x			1.20x

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income *(Dollars in thousands)*	Quarter Ended, (Unaudited) December 31, 2024	(Unaudited) September 30, 2024	(Unaudited) June 30, 2024	(Unaudited) March 31, 2024	(Unaudited) December 31, 2023	Twelve months ended, (Unaudited) December 31, 2024	(Unaudited) December 31, 2023
Interest income:							
Loans	$ 19,802	$ 19,660	$ 19,174	$ 18,879	$ 19,281	$ 77,515	$ 74,762
Securities & short-term investments	2,793	2,812	2,953	3,105	2,975	11,663	11,021
Total interest income	22,595	22,472	22,127	21,984	22,256	89,178	85,783
Interest expense:							
Deposits	8,812	8,946	8,610	8,794	8,180	35,162	25,438
Borrowings	1,176	1,520	1,463	1,410	1,361	5,569	5,790
Total interest expense	9,988	10,466	10,073	10,204	9,541	40,731	31,228
Net interest income	12,607	12,006	12,054	11,780	12,715	48,447	54,555
Provision/(benefit) for credit losses	(579)	-	76	-	779	(503)	2,025
Net interest income after provision for credit losses	13,186	12,006	11,978	11,780	11,936	48,950	52,530
Noninterest income:							
Fees and service charges	1,439	1,463	1,257	1,153	1,507	5,312	6,024
Wealth management operations	728	731	763	633	672	2,855	2,484
Gain on tax credit investment	1,236	-	-	-	-	1,236	-
Gain on sale of loans held-for-sale, net	328	338	320	152	352	1,138	1,081
Increase in cash value of bank owned life insurance	202	205	212	193	193	812	766
Gain (Loss) on real estate	(212)	-	15	11,858	-	11,661	-
Loss on sale of securities, net	-	-	-	(531)	-	(531)	(48)
Other	11	130	6	17	11	164	439
Total noninterest income	3,732	2,867	2,573	13,475	2,735	22,647	10,746
Noninterest expense:							
Compensation and benefits	6,628	6,963	7,037	7,109	6,290	27,737	27,655
Occupancy and equipment	2,045	2,181	2,116	1,908	1,484	8,250	6,382
Data processing	1,202	1,165	1,135	1,170	1,269	4,672	4,734
Federal deposit insurance premiums	457	435	397	501	492	1,790	2,003
Marketing	220	209	212	158	191	799	840
Professional and Outside Services	1,341	1,251	1,257	1,557	1,420	5,406	4,279
Technology	509	602	507	625	374	2,243	1,654
Other	1,845	1,668	1,756	1,976	1,997	7,245	7,684
Total noninterest expense	14,247	14,474	14,417	15,004	13,517	58,142	55,231
Income before income taxes	2,671	399	134	10,251	1,154	13,455	8,045
Income tax expenses (benefit)	569	(207)	(9)	972	(356)	1,325	(335)
Net income	$ 2,102	$ 606	$ 143	$ 9,279	$ 1,510	$ 12,130	$ 8,380
Earnings per common share:							
Basic	$ 0.49	$ 0.14	$ 0.03	$ 2.18	$ 0.36	$ 2.85	$ 1.96
Diluted	$ 0.49	$ 0.14	$ 0.03	$ 2.17	$ 0.35	$ 2.84	$ 1.96